EXHIBIT 107

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, pursuant to the Xos, Inc. 2021 Equity Incentive Plan and the Xos, Inc. 2018 Stock Plan	Other(2)	1,369,497(3)	$2.1325	$2,920,452.35	$0.0000927	$270.73
	Equity	Common Stock, par value $0.0001 per share, pursuant to the Xos, Inc. 2018 Stock Plan	Other(4)	1,361,314(5)	$0.02	$27,226.28	$0.0000927	$2.53
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$2,947,678.63		$273.25
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.
(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the common stock of Xos, Inc. (the “Company”) on June 27, 2022, as reported on The Nasdaq Global Market.
(3)    Consists of shares of our Common Stock issued and issuable upon the exercise of stock options and issued and issuable upon the vesting of restricted stock units, in each case granted under the Xos, Inc. 2018 Stock Plan or Xos, Inc. 2021 Equity Incentive Plan, respectively.
(4)    Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price per share (rounded to the nearest cent) for outstanding options granted pursuant to the Xos, Inc. 2018 Stock Plan.
(5)    Consists of shares of our Common Stock issuable upon the exercise of stock options, granted under the Xos, Inc. 2018 Stock Plan